     As filed with the Securities and Exchange Commission on August 3, 1998

                                                               Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------
                              FLORIDA BANKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       FLORIDA                       6712                    58-2364573
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)     Identification No.)


           4110 SOUTHPOINT BOULEVARD, SUITE 212, SOUTHPOINT SQUARE II
                        JACKSONVILLE, FLORIDA 32216-0925
                                 (904) 296-2329
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            CHARLES E. HUGHES, JR.,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              FLORIDA BANKS, INC.
           4110 SOUTHPOINT BOULEVARD, SUITE 212, SOUTHPOINT SQUARE II
                        JACKSONVILLE, FLORIDA 32216-0925
                                 (904) 296-2329

 (Name, address, including zip code and telephone number, including area code, of agent for service) Copies to:

  TERRY FERRARO SCHWARTZ, ESQ.                  A. GEORGE IGLER, ESQ.
 SMITH, GAMBRELL & RUSSELL, LLP                IGLER & DOUGHERTY, P.A.
    PROMENADE II, SUITE 3100                    1501 PARK AVENUE EAST
   1230 PEACHTREE STREET, N.E.               TALLAHASSEE, FLORIDA 32301
     ATLANTA, GEORGIA 30309                        (850) 878-2411
         (404) 815-3500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon the effective date of the merger of First National Bank of Tampa with and into a wholly owned subsidiary of the Registrant. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                                       CALCULATION OF REGISTRATION FEE
================================================================================================================================
        TITLE OF EACH CLASS OF           AMOUNT            PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
     SECURITIES TO BE REGISTERED    TO BE REGISTERED(1)  OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          125,000 shares          $10.00 (1)                $1,250,000(3)            $368.75 (2)
================================================================================================================================

(1) Supplements on the maximum number of shares of the Registrant's Common Stock to be issued in connection with the merger ("Merger") of First National Bank of Tampa ("First National") with and into a wholly-owned subsidiary of the Registrant. Pursuant to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-51095), the Registrant previously registered 1,250,000 shares of such shares of Common Stock, with a proposed maximum aggregate offering price of $13,750,000, based upon an estimated maximum offering price per share of $11.00 (the mid-point of the estimated range with respect to the initial public offering of the Registrant's Common Stock pursuant to a Registration Statement on Form S-1 (Reg. No. 333-50867)). The filing of this Registration Statement reflects the additional 125,000 shares of Common Stock to be issued in connection with the Merger, based upon the actual initial public offering price of $10.00, with an aggregate of 1,375,000 shares of Common Stock issuable in connection with the Merger. In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement shall also register any additional shares of the Registrant's Common Stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.
(2) Previously paid pursuant to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-51095), as declared effective by the Commission on July 10, 1998. As described in note (1) above, the maximum aggregate offering price of the shares to be issued in connection with the Merger remains $13,750,000, the maximum aggregate offering price of the 1,250,000 shares registered pursuant to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-51095); therefore, no additional filing fee is required.

   This Registration Statement on Form S-4 amends the Company's earlier Registration Statement on Form S-4, File No. 333-51095, as declared effective by the Securities and Exchange Commission on July 10, 1998, which is incorporated by reference, including all exhibits thereto. This Registration Statement is being filed to register an additional 125,000 shares of the Registrant's Common Stock pursuant to the Merger, based upon the $10.00 initial offering price of the registrant's Common Stock; however, the maximum aggregate consideration payable to First National shareholders pursuant to the Merger remains $13,750,000.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   The following exhibits are filed with or incorporated by reference in this Registration Statement:

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------       ----------------------------------------------------------------------------
5.1               Opinion of Smith, Gambrell & Russell, LLP
23.1              Consent of Deloitte & Touche LLP*
23.2              Consent of Smith, Gambrell & Russell, LLP (included in Exhibits 5.1 and 8.1)

-------------
* To be filed by amendment

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-4 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Jacksonville, State of Florida, on the 3rd day of August, 1998.


                                 FLORIDA BANKS, INC.



                                 By:    /s/ Charles E. Hughes, Jr.
                                        --------------------------------------
                                        Charles E. Hughes, Jr.
                                        President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

                 SIGNATURE                                         TITLE                                 DATE
                 ---------                                         -----                                 ----
/s/ Charles E. Hughes, Jr.                         President and Chief Executive Officer            August 3, 1998
-------------------------------------------     (Principal Executive Officer) and Director
Charles E. Hughes, Jr.

/s/ Nancy E. LaFoy                              Secretary and Treasurer (Principal Financial        August 3, 1998
-------------------------------------------         and Accounting Officer) and Director
Nancy E. LaFoy

                     *                                     Chairman of the Board                    August 3, 1998
-------------------------------------------                       Director
M.G. Sanchez

                     *                                   Vice Chairman of the Board                 August 3, 1998
-------------------------------------------                       Director
T. Stephen Johnson

                     *                                            Director                          August 3, 1998
-------------------------------------------
Clay M. Biddinger

                     *                                            Director                          August 3, 1998
-------------------------------------------
P. Bruce Culpepper

                     *                                            Director                          August 3, 1998
-------------------------------------------
J. Malcolm Jones, Jr.

                     *                                            Director                          August 3, 1998
-------------------------------------------
W. Andrew Krusen, Jr.

                     *                                            Director                          August 3, 1998
-------------------------------------------
Wilford C. Lyon, Jr.

                     *                                            Director                          August 3, 1998
-------------------------------------------
David McIntosh

                     *                                            Director                          August 3, 1998
-------------------------------------------
John S. McMullen

*By:  /s/ Charles E. Hughes, Jr.                                                                    August 3, 1998
    ---------------------------------------
      As Attorney-in-Fact